UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

WalkMe Ltd.

(Exact name of registrant as specified in its charter)

State of Israel	Not Applicable
(State of incorporation or organization)	(IRS Employer Identification No.)

1 Walter Moses St., Tel Aviv, Israel	6789903
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary shares, no par value	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-256219

Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

WalkMe Ltd. (the “Company”) hereby incorporates by reference herein the description of its ordinary shares, no par value (the “Shares”), to be registered hereunder, set forth under the heading “Description of Share Capital and Articles of Association” in the prospectus included in the Company’s Registration Statement on Form F-1 (File No. 333-256219), originally filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on May 17, 2021, as subsequently amended (the “Registration Statement”). In addition, the above-referenced description included in any prospectus relating to the Registration Statement that is subsequently filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 11, 2021	WALKME LTD.

	By:	/s/ Dan Adika
	Name:	Dan Adika
	Title:	Chief Executive Officer